                                                                    EXHIBIT 99.1


         I, Carl Sassano, the chief executive officer of Transmation, Inc., certify that (i) the 10-Q for the quarterly period ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the 10-Q for the quarterly period ended June 30, 2002 fairly presents, in all material respects, the financial condition and results of operations of Transmation, Inc.


                                       /s/ Carl E. Sassano
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                                       Carl E. Sassano, Chief Executive Officer

                                        Date:  August 14, 2002
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